As filed with the Securities and Exchange Commission on July 2, 2018

Registration No. 333-168605

Registration No. 333-189169

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 2 to

Form S-3

Registration Statement No. 333-168605

Post-Effective Amendment No. 1 to

Form S-3

Registration Statement No. 333-189169

UNDER

THE SECURITIES ACT OF 1933

Infinity Property and Casualty Corporation

(Exact name of registrant as specified in its charter)

Ohio	03-0483872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2201 4th Avenue North

Birmingham, Alabama 35203

(205) 870-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samuel J. Simon

President and General Counsel

2201 4th Avenue North

Birmingham, Alabama 35203

(205) 870-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not Applicable

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do note check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (each a “Registration Statement” and, collectively, the “Registration Statements”) of Infinity Property and Casualty Corporation, an Ohio corporation (the “Company”):

•	Registration Statement on Form S-3 (No. 333-168605), originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 6, 2010, as amended on September 1, 2010; and

•	Registration Statement on Form S-3 (No. 333-189169), originally filed by the Company with the SEC on June 7, 2013.

On July 2, 2018, the Company completed its previously disclosed merger transaction with Kemper Corporation, a Delaware corporation (“Parent”), that was contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 13, 2018, by and among the Company, Parent and Vulcan Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). In connection with the consummation of the Merger, the Company terminates the Registration Statements and all offerings of its securities pursuant thereto and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on July 2, 2018.

INFINITY PROPERTY AND CASUALTY CORPORATION

By:	/s/ Samuel J. Simon
Samuel J. Simon
President and General Counsel

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 of the Securities Act of 1933.